EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jimmy S.M. Lee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Integrated Silicon Solution, Inc. on Form 10-K for the annual period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Integrated Silicon Solution, Inc. as of and for the periods presented in such Report on Form 10-K.

By:	/s/ JIMMY S.M. LEE

Jimmy S.M. Lee
Chairman of the Board and Chief Executive Officer
December 4, 2003

I, Gary L. Fischer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Integrated Silicon Solution, Inc. on Form 10-K for the annual period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Integrated Silicon Solution, Inc. as of and for the periods presented in such Report on Form 10-K.

By:	/s/ GARY L. FISCHER

Gary L. Fischer
President, Chief Operating Officer and Chief Financial Officer
December 4, 2003